                                                                    EXHIBIT 12.1

                             PROVIDIAN CORPORATION

          COMPUTATION OF HISTORICAL RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

                           SIX MONTHS
                         ENDED JUNE 30,            YEARS ENDED DECEMBER 31
                         --------------- --------------------------------------------
                          1996    1995     1995     1994     1993     1992     1991
                         ------- ------- -------- -------- -------- -------- --------
                                     (AMOUNTS IN MILLIONS EXCEPT RATIOS)
EARNINGS AS ADJUSTED:
Pretax Income from
 continuing operations.. $ 292.8 $ 225.1 $  506.3 $  440.5 $  487.1 $  452.0 $  345.9
Interest expense,
 excluding interest on
 banking deposits,
 annuities and other
 financial products.....    60.0    55.6    113.8     87.4     72.9     81.0     88.9
Portion of rent expense
 representing the
 interest factor........     3.6     3.8      8.3      7.1      8.1      9.3      5.3
                         ------- ------- -------- -------- -------- -------- --------
    Subtotal............   356.4   284.5    628.4    535.0    568.1    542.3    440.1
Interest expense on
 banking deposits.......    66.8    55.1    105.0     61.9     54.0     64.5     87.0
                         ------- ------- -------- -------- -------- -------- --------
    Subtotal............   423.2   339.6    733.4    596.9    622.1    606.8    527.1
Interest expense on
 annuities and other
 financial products.....   418.9   526.5  1,005.3    754.6    683.0    704.1    756.9
                         ------- ------- -------- -------- -------- -------- --------
    Total............... $ 842.1 $ 866.1 $1,738.7 $1,351.5 $1,305.1 $1,310.9 $1,284.0
                         ======= ======= ======== ======== ======== ======== ========
FIXED CHARGES:
Interest incurred,
 excluding interest
 incurred on banking
 deposits, annuities and
 other financial
 products............... $  60.0 $  55.6 $  113.8 $   87.4 $   72.9 $   81.0 $   88.9
Portion of rent expense
 representing the
 interest factor........     3.6     3.8      8.3      7.1      8.2      9.3      5.3
                         ------- ------- -------- -------- -------- -------- --------
    Subtotal............    63.6    59.4    122.1     94.5     81.1     90.3     94.2
Interest incurred on
 banking deposits.......    66.8    55.1    105.0     61.9     54.0     64.5     87.0
                         ------- ------- -------- -------- -------- -------- --------
    Subtotal............   130.4   114.5    227.1    156.4    135.1    154.8    181.2
Interest incurred on
 annuities and other
 financial products.....   423.6   527.1  1,013.9    756.8    686.2    704.1    756.9
                         ------- ------- -------- -------- -------- -------- --------
    Total............... $ 554.0 $ 641.6 $1,241.0 $  913.2 $  821.3 $  858.9 $  938.1
                         ======= ======= ======== ======== ======== ======== ========
RATIO OF EARNINGS TO
 FIXED CHARGES (1)......     5.6     4.8      5.1      5.7      7.0      6.0      4.7
RATIO OF EARNINGS TO
 FIXED CHARGES,
 INCLUDING INTEREST ON
 BANKING DEPOSITS (2)...     3.2     3.0      3.2      3.8      4.6      3.9      2.9
RATIO OF EARNINGS TO
 FIXED CHARGES,
 INCLUDING INTEREST
 ON BANKING DEPOSITS,
 ANNUITIES AND OTHER
 FINANCIAL
 PRODUCTS (3)...........     1.5     1.3      1.4      1.5      1.6      1.5      1.4

- --------
(1) For the purpose of computing the ratio of earnings to fixed charges, earnings have been calculated by adding to pretax income from continuing operations the amount of fixed charges reduced for capitalized interest and increased for amortization of previously capitalized interest. Fixed charges consists of interest on debt and a portion of net rental expense, approximately one-third, deemed to represent interest.
(2) Computation of this ratio is the same as described in note (1) above except that fixed charges also include interest on banking deposits.
(3) Computation of this ratio is the same as described in note (1) above except that fixed charges also include interest on banking deposits, annuities and other financial products.